CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders
Putnam U.S. Government Income Trust:

We consent to the use of our report dated November 12, 2013, included herein, with respect to the financial statements of Putnam U.S. Government Income Trust, and to the references to our firm under the captions Financial Highlights in the prospectus and Auditor and Financial Statements in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
January 24, 2014